Exhibit (h)(7)



October 13, 2004


Henry P. Becton, Jr.                       Louis Levy                         Carl Vogt
President and General Manager              48 Whalen Court                    Fulbright & Jaworski, LLP
WGBH Educational Foundation                West Orange, NJ  07052             801 Pennsylvania Avenue, N.W.
125 Western Avenue                                                            Washington, DC  20004
Boston, MA  02134                          Jean Gleason Stromberg
                                           3816 Military Road, N.W.
Dawn-Marie Driscoll                        Washington, DC  20015
Driscoll Associates
4909 SW 9th Place                          Jean C. Tempel
Cape Coral, FL  33914                      First Light Capital
                                           175 Federal Street
Keith Fox                                  5th Floor
105 Suffolk Road                           Boston, MA  02110
Wellesley, MA  02481



Re:  Indemnification for Service as an Independent Trustee of a Liquidating Fund

Ladies and Gentlemen:

Whereas, Deutsche Investment Management Americas, Inc. (hereafter, "DeIM") recognizes that, in connection with the actions and recommendations of DeIM as an advisor with respect to the liquidation or reorganization of one or more Scudder Boston Board Funds, it is appropriate for DeIM to indemnify and advance expenses to an independent director or trustee (an "Independent Trustee") of the Scudder Boston Board Funds listed on Exhibit A hereto, as such Exhibit may be amended from time to time, which Exhibit lists those Funds that have been or hereafter are liquidated, merged, or otherwise reorganized (the "Liquidating Funds") and as a result may be unable to provide indemnification or advancement of expenses to the Independent Trustee for loss, damage, liability or expense arising by reason of the fact that the Independent Trustee was a director or trustee of a Liquidating Fund;

In consideration of the mutual undertakings set forth herein and the determination by the Liquidating Funds and the Independent Trustees to forgo the purchase of additional insurance coverage, and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, DeIM hereby agrees, subject to applicable law and regulation, to indemnify and hold harmless each of the Independent Trustees, and each of their respective spouses, estates, trusts and heirs, and the executors, administrators, other legal representatives, and beneficiaries of the estates of each of the Independent Trustees, against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel and consultants, and other customary costs and expenses incurred by the Independent Trustees, arising by reason of the fact that the Independent Trustee was a director or trustee of a Liquidating Fund, including without limitation:

     1. all reasonable legal and other expenses incurred by the Independent Trustees in connection with any private actions brought by shareholders of a Liquidating Fund and any enforcement actions brought by governmental authorities involving or potentially involving a Liquidating Fund, and any proceedings or actions that may be threatened or commenced in the future by any person (including any governmental authority) involving a Liquidating Fund, including without limitation expenses related to the defense of, service as a witness in, or monitoring of such proceedings or actions;

     2. all liabilities and reasonable legal and other expenses incurred by any Independent Trustee in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

     3. any loss or reasonable legal and other expenses incurred by any Independent Trustee as a result of the denial of, or dispute about, any insurance claim under, or actual or purported rescission or termination of, any policy of insurance arranged by DeIM (or by a representative of DeIM acting as such, acting as a representative of the Liquidating Funds or of the Independent Trustees or acting otherwise) for the benefit of the Independent Trustee, to the extent that such denial, dispute or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DeIM, any of its corporate affiliates, or any of their directors, officers or employees; and

     4. all liabilities and reasonable legal and other expenses incurred by any Independent Trustee in connection with any proceeding or action to enforce his or her rights under this agreement, unless DeIM prevails on the merits of any such dispute in a final, nonappealable court order.

The Independent Trustees will use their best efforts to notify DeIM and any insurers under policies of insurance under which an Independent Trustee and DeIM are insured of any proceedings or actions commenced against them, but the failure to provide such notification shall not relieve DeIM of any liability or obligation hereunder. Each of the Independent Trustees shall be entitled to defend any such proceedings or actions against them using counsel of his or her own choosing; provided, that in furtherance of the goal of avoiding duplication of effort and expense, each Independent Trustee shall seek to select joint counsel for two or more Independent Trustees with respect to a particular proceeding or matter, and shall seek to coordinate work with respect thereto by separate counsel that are retained by one or more of them, to the extent reasonably consistent in the judgment of each Independent Trustee and their counsel, with considerations of actual or potential conflicts of interest and other pertinent facts and circumstances; and further provided, that each Independent Trustee who retains separate or joint counsel shall provide notice to DeIM within a reasonable time period prior to or promptly after retaining counsel, identifying the counsel selected and the Independent Trustee whom each such counsel will represent with respect to a particular proceeding or matter. DeIM shall be entitled, at its expense, to participate in the defense of any such proceedings or actions against an Independent Trustee and shall be entitled to defend any such proceedings or actions against DeIM, in each case using counsel of its choosing. The Independent Trustees will not enter into any settlement of any such proceeding or action without the consent of DeIM, which consent shall not be unreasonably withheld. Each Independent Trustee will submit periodic statements of fees, costs and expenses that are incurred by the Independent Trustee and will provide reasonable assistance to DeIM in estimating future fees, costs and expenses hereunder.

If a matter for which indemnification is sought under this agreement relates not only to a Liquidating Fund but also to another Scudder Boston Board Fund that is still registered as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act") (hereafter, an "Existing Fund"), a majority of the Independent Trustees of the Existing Fund shall make a determination at or prior to the time of counsel's retention as to whether counsel to each Independent Trustee who is also a board member of such Existing Fund at the time counsel is retained is an "independent legal counsel" as defined by Rule 0-1(a)(6) (hereafter, "Rule 0-1") under the 1940 Act. If such counsel is not determined to be, at the time such counsel is retained, an "independent legal counsel" as defined in Rule 0-1, the Independent Trustee who retains such counsel shall provide prompt written notice of that fact to the Chief Compliance Officer of such Existing Fund and the Chairman of the Board of such Existing Fund.

To the extent DeIM pays costs or expenses under this agreement, it may seek reimbursement for such payment under any applicable policies of insurance under which DeIM and an Independent Trustee are both insureds under such policy, and, at the request of DeIM, the Independent Trustee shall allow DeIM to pursue the Independent Trustee's claims under such policies of insurance and receive the proceeds therefrom. Each Independent Trustee agrees to cooperate fully with all reasonable requests of DeIM in connection with the pursuit of these insurance claims and to take all reasonable steps necessary to allow DeIM to pursue these claims, including, but not limited to, commencing litigation in the name of the Independent Trustee (but at DeIM's expense) under the policies of insurance. Any such claim shall be treated as an insurance claim by DeIM for purposes of any other agreement establishing priority of payment of insurance claims among insureds covered under the same policy. Nothing in this agreement shall limit DeIM's right to pursue insurance recovery under any insurance policies under which DeIM is an insured for claims, liabilities, expenses, suits, investigations, and other matters involving DeIM.

Notwithstanding anything to the contrary in this agreement, DeIM is not required to pay costs or expenses or to provide indemnification under this agreement to or for any individual Independent Trustee for any liability of the Independent Trustee to a Liquidating Fund or its shareholders to which such Independent Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee's duties as a director or trustee of the Liquidating Fund as determined in a final adjudication in such proceeding or action. In addition, to the extent DeIM has paid costs or expenses under this agreement to any individual Independent Trustee with respect to a particular proceeding or action, and there is a final adjudication in such proceeding or action of the Independent Trustee's liability to the Liquidating Fund or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee's duties as a director or trustee of the Liquidating Fund, such Independent Trustee hereby undertakes to repay DeIM such costs or expenses.

The rights of any Independent Trustee to indemnification and advancement of expenses under this agreement shall not be deemed to limit, supersede, or otherwise affect any other similar right under applicable law, the Agreement and Declaration of Trust (or Articles of Incorporation) and Bylaws of any Liquidating Fund, any other agreement, any policy of insurance, or a vote of shareholders or resolution of the board of any Liquidating Fund, and each Independent Trustee at his, her or their sole option may seek and obtain indemnification and/or advancement of expenses by exercising any one or more of the foregoing rights in any order of preference or priority.

No Independent Trustee may assign his or her rights under this agreement to a third party without the consent of DeIM, which consent shall not be unreasonably withheld. DeIM shall not assign its obligations under this agreement to a third party, except with the written consent of each and all of the Independent Trustees, which consent may be withheld for any reason.

If any term or provision of this agreement is held to be illegal or unenforceable, the remaining terms and provisions shall not be affected or impaired and the agreement shall be construed and enforced so as to give effect to the intent manifested herein without reference to the unenforceable term or provision.

This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original for all purposes, but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this agreement. The parties agree to accept copies of the executed originals of this agreement, and of any notice provided in accordance herewith, as and in place of such originals.

No supplement, modification or amendment of this agreement shall be binding unless in writing executed by both DeIM and the person with respect to whom or which the amendment shall apply, except that Exhibit A may be modified or amended to add the names of Liquidating Funds by a writing executed by DeIM and sent to each Independent Trustee. No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the choice of law or conflict of law principles thereof.

Notices required under this agreement to be provided by an Independent Trustee to DeIM, the Chief Compliance Officer of an Existing Fund or the Chairman of the Board of an Existing Fund shall be valid if sent to:

                              Office of the General Counsel
                              Deutsche Investment Management Americas, Inc. One South Street
                              Baltimore, Maryland  21202

Notices required under this agreement to be provided by DeIM to an Independent Trustee shall be valid if sent to the address listed on the first page of this agreement.

Please acknowledge your receipt and acceptance of the foregoing by signing the enclosed copy of this letter in the space provided on the following page.

Very truly yours,

Deutsche Investment Management Americas, Inc.


By:    /s/Bill Shiebler
       ---------------------------------------

Name:  Bill Shiebler
       ---------------------------------------

Title:
       ---------------------------------------

The foregoing undertakings are hereby agreed to and accepted:

THE INDEPENDENT TRUSTEES OF THE BOSTON BOARD




Henry P. Becton, Jr., as Trustee                             /s/ Jean Gleason Stromberg, as Trustee
--------------------------------                             --------------------------------------
Henry P. Becton, Jr., as Trustee                             Jean Gleason Stromberg, as Trustee

/s/ Dawn-Marie Driscoll, as Trustee                          /s/ Jean C. Tempel, as Trustee
-----------------------------------                          ------------------------------
Dawn-Marie Driscoll, as Trustee                              Jean C. Tempel, as Trustee

/s/ Keith Fox, as Trustee                                    /s/ Carl Vogt, as Trustee
-------------------------                                    -------------------------
Keith Fox, as Trustee                                        Carl Vogt, as Trustee

/s/ Louis Levy, as Trustee
--------------------------
Louis Levy, as Trustee

Exhibit A

Boston Board Liquidated/Merging Funds - as of October 13, 2004

Scudder 21st Century Growth Fund
Scudder Balanced Fund
Scudder Large Company Value Fund
Scudder Technology Innovation Fund

October 13, 2004


Henry P. Becton, Jr.                     Louis Levy                             Carl Vogt
President and General Manager            48 Whalen Court                        Fulbright & Jaworski, LLP
WGBH Educational Foundation              West Orange, NJ  07052                 801 Pennsylvania Avenue, N.W.
125 Western Avenue                                                              Washington, DC  20004
Boston, MA  02134                        Jean Gleason Stromberg
                                         3816 Military Road, N.W.
Dawn-Marie Driscoll                      Washington, DC  20015
Driscoll Associates
4909 SW 9th Place                        Jean C. Tempel
Cape Coral, FL  33914                    First Light Capital
                                         175 Federal Street
Keith Fox                                5th Floor
105 Suffolk Road                         Boston, MA  02110
Wellesley, MA  02481



Re:        Letters of Indemnity to The Scudder Boston Board Funds

Ladies and Gentlemen:

Reference is made to the Letters of Indemnity from Deutsche Investment Management Americas, Inc. (hereafter, "DeIM") to the Scudder Funds dated October [__], 2004 and October [__], 2004 (the "Letters"), copies of which are attached, in which DeIM agreed, subject to applicable law and regulation, to indemnify and hold harmless each of the Funds (as defined in the Letters) against any and all loss, damage, liability and expense arising from the matters alleged in any Enforcement Actions or Private Litigation (as such terms are defined in the Letters), or any proceedings or actions that may be threatened or commenced in the future by any person (including any governmental authority), arising from or similar in subject matter to the matters alleged in the Enforcement Actions or Private Litigation (collectively "Covered Matters").

Whereas, DeIM recognizes that, in addition to its undertakings to the Funds under the Letters, and in light of the rebuttable presumption generally afforded to directors of investment companies who are not "interested persons" of such companies as defined in the Investment Company Act of 1940 (the "1940 Act") that they have not engaged in disabling conduct, it may be appropriate for DeIM to pay directly the costs or expenses incurred by an independent director or trustee of the Funds (an "Independent Trustee"), and to indemnify the Independent Trustees for loss, damage, liability or expense with respect to the foregoing matters, rather than for the Independent Trustee to seek advancement of such costs or expenses, or indemnification for such loss, damage or liability, from the Funds;

In consideration of the mutual undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the parties
hereby  acknowledge,   DeIM  hereby
agrees, subject to applicable law and regulation, to indemnify and hold harmless each of the Independent Trustees, and each of their respective spouses, estates, trusts and heirs, and the executors, administrators, other legal representatives, and beneficiaries of the estates of each of the Independent Trustees, against any and all loss, damage, liability and expense, including without limitation the advancement and payment as incurred of reasonable fees and expenses of counsel and consultants, and other customary costs and expenses incurred by the Independent Trustees, arising from the matters alleged in any Enforcement Actions or Private Litigation or any proceedings or actions that may be threatened or commenced in the future by any person (including any governmental authority) arising from or similar in subject matter to the matters alleged in the Enforcement Actions or Private Litigation, including without limitation:

         1.       all  reasonable  legal  and  other  expenses  incurred  by the
                  Independent Trustees in connection with the Enforcement Actions and Private Litigation, and any proceedings or actions that may be threatened or commenced in the future by any person (including any governmental authority), arising from or similar in subject matter to the matters alleged in the Enforcement Actions or Private Litigation, including without limitation expenses related to the defense of, service as a witness in, or monitoring of such proceedings or actions;

         2.       all  liabilities  and  reasonable  legal  and  other  expenses incurred by any Independent Trustee in connection with any judgment resulting from, or settlement of, any such proceeding, action or matter;

         3. any loss or reasonable legal and other expenses incurred by any Independent Trustee as a result of the denial of, or dispute  about,  any  insurance  claim  under,  or  actual  or purported rescission or termination of, any policy of insurance arranged by DeIM (or by a representative of DeIM acting as such, acting as a representative of the Funds or of the Independent Trustees or acting otherwise) for the benefit of the Independent Trustee, to the extent that such denial, dispute or rescission is based in whole or in part upon any alleged misrepresentation made in the application for such policy or any other alleged improper conduct on the part of DeIM, any of its corporate affiliates, or any of their directors, officers or employees;

         4. any loss or reasonable legal and other expenses incurred by any Independent Trustee, whether or not such loss or expense is incurred with respect to a Covered Matter, which is otherwise covered under the terms of any policy of insurance specified in Exhibit A hereto, but for which the Independent Trustee is unable to obtain advancement of expenses or indemnification under any policy of insurance specified in Exhibit A hereto, due to the exhaustion of policy limits which is due in whole or in part to DeIM or any affiliate thereof having received advancement of expenses or indemnification under such policy (either on behalf of DeIM or any affiliate or with respect to a claim or loss of a Fund or an Independent Trustee) for or with respect to any Covered Matter; provided, that the total amount that DeIM shall be obligated to pay under this subpart for all loss or expense, regardless of the number of claims or claimants, shall not exceed the amount that DeIM and any of its affiliates actually receive under such policy of insurance for or with respect to any and all Covered Matters; and

         5. all liabilities and reasonable legal and other expenses incurred by any Independent Trustee in connection with any proceeding or action to enforce his or her rights under this agreement, unless DeIM prevails on the merits of any such dispute in a final, nonappealable court order.

The Independent Trustees will use their best efforts to notify DeIM and any insurers under policies of insurance under which an Independent Trustee and DeIM are insured of any proceedings or actions commenced against them, but the failure to provide such notification shall not relieve DeIM of any liability or obligation hereunder. Each of the Independent Trustees shall be entitled to defend any such proceedings or actions against them using counsel of his or her own choosing; provided, that in furtherance of the goal of avoiding duplication of effort and expense, each Independent Trustee shall seek to select joint counsel for two or more Independent Trustees with respect to a particular proceeding or matter, and shall seek to coordinate work with respect thereto by separate counsel that are retained by one or more of them, to the extent reasonably consistent in the judgment of each Independent Trustee and their counsel, with considerations of actual or potential conflicts of interest and other pertinent facts and circumstances; and further provided, that each Independent Trustee who retains separate or joint counsel shall provide notice to DeIM within a reasonable time period prior to or promptly after retaining counsel, identifying the counsel selected and the Independent Trustee whom each such counsel will represent with respect to a particular proceeding or matter. DeIM shall be entitled, at its expense, to participate in the defense of any such proceedings or actions against an Independent Trustee and shall be entitled to defend any such proceedings or actions against DeIM, in each case using counsel of its choosing. The Independent Trustees will not enter into any settlement of any such proceeding or action without the consent of DeIM, which consent shall not be unreasonably withheld. The Independent Trustees will submit periodic statements of fees, costs and expenses that are incurred by the Independent Trustees and will provide reasonable assistance to DeIM in estimating future fees, costs and expenses hereunder.

If a matter for which indemnification is sought under this agreement relates to one or more Funds that are still registered as an investment company under the 1940 Act, a majority of the Independent Trustees shall make a determination at or prior to the time of counsel's retention as to whether counsel to each Independent Trustee at the time counsel is retained is an "independent legal counsel" as defined by Rule 0-1(a)(6) (hereafter, "Rule 0-1") under the 1940 Act. If such counsel is not determined to be, at the time such counsel is retained, an "independent legal counsel" as defined in Rule 0-1, the Independent Trustee who retains such counsel shall provide prompt written notice of that fact to the Chief Compliance Officer of each such Fund and the Chairman of the Board of each such Fund.

To the extent DeIM pays costs or expenses under this agreement, it may seek reimbursement for such payment under any applicable policies of insurance under which DeIM and an Independent Trustee are both insureds under such policy, and, at the request of DeIM, the Independent Trustee shall allow DeIM to pursue the Independent Trustee's claims under the policies of insurance specified in Exhibit A hereto and receive the proceeds therefrom. Each Independent Trustee agrees to cooperate fully with all reasonable requests of DeIM in connection with the pursuit of these insurance claims and to take all reasonable steps necessary to allow DeIM to pursue these claims, including, but not limited to, commencing litigation in the name of the Independent Trustee (but at DeIM's expense) under the policies of insurance. Any such claim shall be treated as an insurance claim by DeIM for purposes of any other agreement establishing priority of payment of insurance claims among insureds covered under the same policy. Nothing in this agreement shall limit DeIM's right to pursue insurance recovery under any insurance policies under which DeIM is an insured, including but not limited to those specified in Exhibit A hereto, for claims, liabilities, expenses, suits, investigations, and other matters involving DeIM, except as provided above concerning claims with respect to amounts paid by DeIM to the Independent Trustees under this agreement. Notwithstanding anything to the contrary above, DeIM shall not seek reimbursement hereunder in the event that a Fund, in accordance with the Letters, provides written notice to DeIM that the Fund reasonably believes that such requests for reimbursement may materially limit the ability of the Fund or its Independent Trustees to obtain indemnification or advancement of expenses under existing or prior insurance policies with respect to matters other than the matters covered by this agreement.

Notwithstanding anything to the contrary in this agreement, DeIM is not required to pay costs or expenses or to provide indemnification under this agreement to or for any individual Independent Trustee (i) with respect to any particular proceeding or action as to which the Board of the Fund has determined that such Independent Trustee ultimately will not be entitled to indemnification with respect thereto, or (ii) for any liability of the Independent Trustee to the Fund or its shareholders to which such Independent Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee's duties as a director or trustee of the Fund as determined in a final adjudication in such proceeding or action. In addition, to the extent DeIM has paid costs or expenses under this agreement to any individual Independent Trustee with respect to a particular proceeding or action, and there is a final adjudication in such proceeding or action of the Independent Trustee's liability to the Fund or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Independent Trustee's duties as a director or trustee of the Fund, such Independent Trustee hereby undertakes to repay DeIM such costs or expenses.

The foregoing undertakings by DeIM are binding upon DeIM and each of its successors and assigns and shall survive the termination of any of the Investment Advisory Agreements referenced in the Letters, and the service of any individual Independent Trustee in that capacity, and shall inure to the benefit of the spouses, estates, trusts and heirs, and the executors, administrators, other legal representatives, and beneficiaries of the estates of each of the Independent Trustees.

The rights of any Independent Trustee to indemnification and advancement of expenses under this agreement shall not be deemed to limit, supersede, or otherwise affect any other similar right under applicable law, the Agreement and Declaration of Trust (or Articles of Incorporation) and Bylaws of any Fund, any other agreement, any policy of insurance, or a vote of shareholders or resolution of the board of any Fund, and each Independent Trustee at his, her or their sole option may seek and obtain indemnification and/or advancement of expenses by exercising any one or more of the foregoing rights in any order of preference or priority.

No Independent Trustee may assign the Independent Trustee's rights under this agreement to a third party without the consent of DeIM, which consent shall not be unreasonably withheld. DeIM shall not assign its obligations under this agreement to a third party, except with the written consent of each and all of the Independent Trustees, which consent may be withheld for any reason.

If any term or provision of this agreement is held to be illegal or unenforceable, the remaining terms and provisions shall not be affected or impaired and the agreement shall be construed and enforced so as to give effect to the intent manifested herein without reference to the unenforceable term or provision.

This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original for all purposes, but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this agreement. The parties agree to accept copies of the executed originals of this agreement, and of any notice provided in accordance herewith, as and in place of such originals.

No supplement, modification or amendment of this agreement shall be binding unless in writing executed by both DeIM and the person with respect to whom or which the amendment shall apply. No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

This agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to the choice of law or conflict of law principles thereof.

Notices required under this agreement to be provided by an Independent Trustee to DeIM, the Chief Compliance Officer of a Fund or the Chairman of the Board of a Fund shall be valid if sent to:

                                   Office of the General Counsel
                                   Deutsche Investment Management Americas, Inc. One South Street
                                   Baltimore, Maryland  21202
                                   Attn:  Daniel O. Hirsch, Esq.

Notices required under this agreement to be provided by DeIM to an Independent Trustee shall be valid if sent to the address listed on the first page of this agreement.

Please acknowledge your receipt and acceptance of the foregoing by signing the enclosed copy of this agreement in the space provided on the following page.

Very truly yours,

Deutsche Investment Management Americas, Inc.



By: ________________________

Name: _____________________________
Title: ______________________________

The foregoing undertakings are hereby agreed to and accepted:


----------------------------                  ----------------------------
Henry P. Becton, Jr., as Trustee              Jean Gleason Stromberg, as Trustee

----------------------------                  ----------------------------
Dawn-Marie Driscoll, as Trustee               Jean C. Tempel, as Trustee

----------------------------                  ----------------------------
Keith Fox, as Trustee                         Carl Vogt, as Trustee

----------------------------
Louis Levy, as Trustee